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                                                                  EXHIBIT 10.125


                                     FORM OF
                            INDEMNIFICATION AGREEMENT
                           FOR DIRECTORS AND OFFICERS


                  THIS INDEMNIFICATION AGREEMENT ("Agreement") is made as of this ____ day of December, 1996, between Ecogen Inc., a Delaware corporation (the "Company"), and ("Officer" ["Director"]).

                                WITNESSETH THAT:

                  WHEREAS, Officer [Director] is an executive officer [a member of the Board of Directors] of the Company and in such capacity is performing a valuable service for the Company; and

                  WHEREAS, the by-laws of the Company (the "By-laws") provide for the indemnification of its directors and executive officers to the maximum extent authorized by law; and

                  WHEREAS, Section 145 of the Delaware General Corporation Law (the "DGCL") specifically provides that it shall not be deemed exclusive of any other rights to indemnification or advancement of expenses to which directors or officers may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise; and

                  WHEREAS, the number of lawsuits and shareholders' derivative lawsuits against corporations, their directors and officers has increased in recent years, such lawsuits frequently are without merit and seek damages in amounts having no reasonable relationship to the amount of compensation received by the directors and officers from the corporation, and such lawsuits whether or not meritorious are expensive and time-consuming to defend; and

                  WHEREAS, recent developments with respect to the application and interpretation of the business judgment rule and statutory and by-law indemnification provisions have created uncertainty regarding the adequacy and reliability of the protections afforded to directors and officers thereby; and

                  WHEREAS, adequate directors and officers liability insurance may not be available at a reasonable cost; and


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                  WHEREAS, the Company wishes to have Officer [Director]
continue to serve as an executive officer [a director] of the Company free from undue concern for unpredictable or unreasonable claims for damages by reason of Officer's [Director's] status as an executive officer [a director] of the Company, by reason of Officer's [Director's] decisions or actions on its behalf or by reason of Officer's [Director's] decisions or actions in another capacity while serving as an executive officer [a director] of the Company; and

                  WHEREAS, Officer [Director] has expressed reluctance to continue to serve as an executive officer [a director] of the Company without assurances that adequate insurance and indemnification is and will continue to be provided; and

                  WHEREAS, in order to induce Officer [Director] to continue to serve as an executive officer [a director] of the Company, the Company has determined and agreed to enter into this Agreement with Officer [Director];

                  NOW, THEREFORE, in consideration of Officer's [Director's] continued service as an executive officer [a director] of the Company, the parties agree as follows:

                  1.       Directors and Officers Liability Insurance.

                           (a)  Except as provided in (b) below, the Company
hereby agrees to use its best efforts to obtain and maintain directors and officers liability insurance for Officer [Director] for so long as Officer [Director] shall continue to serve as an executive officer [a director] of the Company and thereafter so long as Officer [Director] shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that Officer [Director] was an executive officer [a director] of the Company.

                           (b)  The Company shall have no obligation hereunder
to obtain or maintain directors and officers liability insurance if, in the reasonable business judgment of the Board of Directors of the Company, such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, or the coverage provided by such insurance is limited, by exclusions or otherwise, so as to provide an insufficient benefit.


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                           (c)  In all policies of directors and officers
liability insurance, Officer [Director] shall be covered as an insured party in such a manner as to provide Officer [Director] the same rights and benefits, subject to the same limitations, as are accorded to the Company's executive officer [director] most favorably insured by such policies.

                           (d)  The Company shall give prompt written notice to
Officer [Director] of any amendment or other change or modification, or any proposed amendment, change or modification, to any policy of directors and officers liability insurance maintained by the Company and covering Officer [Director].

                  2. Indemnification of Officer [Director]. Subject only to the exclusions set forth in this Agreement, the Company hereby agrees to hold harmless and indemnify Officer [Director] to the full extent authorized or permitted by Section 145 of the DGCL, including any amendment thereof, or any other statutory provisions authorizing or permitting such indemnification which are adopted after the date hereof. Notwithstanding the foregoing, the Company shall not be required to indemnify Officer [Director] for any losses to the extent that such losses are covered by directors and officers liability insurance as described in Section 1 above. Without limiting the generality of the foregoing:

                           (a)  Third Party Actions.  The Company shall
indemnify Officer [Director] if Officer [Director] was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that Officer [Director] is or was or had agreed to serve as (so long as Officer [Director] actually is serving or did so serve) an executive officer [a director] of the Company, or is or was serving or had agreed to serve as an executive officer [a director] (so long as Officer [Director] actually is serving or did so serve) at the request of the Company as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, against any and all expenses (including attorneys' fees), liabilities, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by Officer [Director] or on Officer's [Director's] behalf in connection with such action, suit or proceeding, and any appeal therefrom, if Officer [Director] acted in good faith and in a manner Officer [Director] reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Officer's [Director's] conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that Officer [Director] did not satisfy the foregoing standard of conduct to the extent applicable thereto.


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                           (b)  Suits By or in the Right of the Company.  The
Company shall indemnify Officer [Director] if Officer [Director] is or was a party or is threatened to be made a party to any action or suit by or in the right of the Company by reason of the fact that Officer [Director] is or was or had agreed to be (so long as Officer [Director] actually is or did become) an executive officer [a director] of the Company, or is or was serving or had agreed to serve (so long as Officer [Director] actually is or did so serve) at the request of the Company as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, against any and all expenses (including attorneys' fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by Officer [Director] or on Officer's [Director's] behalf in connection with the defense or settlement of such action or suit or any appeal therefrom provided that Officer [Director] acted in good faith and in a manner Officer [Director] reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which Officer [Director] shall have been adjudged to be liable to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Officer [Director] is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

                           (c)  Successful Defense.  To the extent that Officer
[Director] has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) or (b) of this Section 2, or in the defense of any claim, issue or matter therein, the Company shall indemnify Officer [Director] against any and all expenses (including attorneys' fees) actually and reasonably incurred by Officer [Director] or on Officer's [Director's] behalf in connection therewith. Dismissal of any action with prejudice, or a settlement not involving any payment or assumption of liability, shall be deemed a successful defense.

                           (d)  Partial Indemnification.  If Officer [Director]
is entitled to indemnification under any provision of this Agreement for a portion of the expenses (including attorneys' fees), liabilities, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by Officer [Director] or on Officer's [Director's] behalf in the investigation, defense, appeal or settlement of such suit, action or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Officer [Director] for the portion thereof to which Officer [Director] is entitled.

                           (e)  Advancement of Expenses.  All expenses
(including attorney and other expert and professional fees and expenses) incurred by Officer [Director] or on Officer's [Director's] behalf in defending a civil or criminal action, suit


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or proceeding, or in enforcing Officer's [Director's] rights under any provisions of this Agreement, shall be paid by the Company in advance of the final disposition of such action, suit or proceeding in the manner prescribed by
Section 4 hereof.

                           (f)  Amendments to Indemnification Rights.  The
Company shall not adopt any amendment to its Certificate of Incorporation, as amended (the "Certificate") or By-Laws the effect of which would be to deny, diminish or encumber Officer's [Director's] rights to indemnity pursuant to the Certificate, By-Laws, the DGCL or any other applicable law as applied to any act or failure to act occurring in whole or in part prior to the date (the "Effective Date") upon which the amendment was approved by the Company's Board of Directors or stockholders, as the case may be. In the event that the Company shall adopt any amendment to the Certificate or By-Laws the effect of which is to change Officer's [Director's] rights to indemnity under such instruments, such amendment shall apply only to acts or failures to act occurring entirely after the Effective Date thereof. The Company shall give written notice to Officer [Director] of any proposal with respect to any such amendment no later than the date such amendment is first presented to the Board of Directors (or any committee thereof) for consideration, and shall provide a copy of any such amendment to Officer [Director] promptly after its adoption.

                           (g)  indemnification for Expenses as a Witness.  To
the extent Officer [Director] is, by reason of Officer's [Director's] status as an executive officer [a director] of the Company, a witness in any proceeding, the Company shall indemnify Officer [Director] against all expenses in connection therewith.

                  3. Limitations on Indemnification. No indemnity pursuant to Section 2 hereof shall be paid by the Company:

                           (a)  on account of Officer's [Director's] conduct
which is finally adjudged in a non-appealable decision to have been fraudulent, dishonest or willful misconduct, or a knowing violation of law;

                           (b)  on account of any suit in which judgment in a
final, non-appealable decision is rendered against Officer [Director] for an accounting of profits made from the purchase or sale by Officer [Director] of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of federal or state law;

                           (c)  on account of the receipt by Officer [Director]
of any personal profit or advantage to which Officer [Director] is adjudged in a final, non-appealable decision not to be entitled;

                           (d)  for expenses incurred by Officer [Director], as
a plaintiff, in suits against the Company or against other executive officers [directors] of the Company (other than suits


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brought by Officer [Director] to enforce Officer's [Director's] rights under any provisions of this Agreement), unless such suit is authorized by the Board of Directors or such indemnification is required by law;

                           (e)  if a final, non-appealable decision by a court
having jurisdiction in the matter shall determine that such indemnification is not lawful; or

                           (f)  for amounts paid by Officer [Director] in
settlement of any action or proceeding without the Company's written consent.

                  4.       Indemnification Procedures.

                           (a)  Notice to the Company.  Promptly after receipt
by Officer [Director] of notice of the commencement of any action, suit or proceeding, Officer [Director] shall, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof. Such notice shall set forth in reasonable detail the events giving rise to such claim and the amount requested, if known. Failure of Officer [Director] to provide such notice shall not relieve the Company of its obligations under this Agreement except to the extent such failure has a material and adverse effect on the ability of the Company to meet such obligations.

                           (b)  Notice to Insurers.  If, at the time of receipt
of such notice, the Company has directors and officers liability insurance in effect, the Company shall give prompt notice of the commencement of such action, suit or proceeding to the insurers in accordance with the procedures set forth in the respective policies in favor of Officer [Director]. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Officer [Director], all losses and expenses payable as a result of such action, suit or proceeding in accordance with the terms of such policies.

                           (c)  Advancement of Expenses.  Subject to subsections
(d) and (e) below, the costs and expenses reasonably incurred by Officer [Director] or on Officer's [Director's] behalf in investigating, defending or appealing any action, suit or proceeding, whether civil, criminal, administrative or investigative, or in enforcing Officer's [Director's] rights under any provisions of this Agreement, covered by Section 2 above shall be paid by the Company within 20 days of Officer's [Director's] written request therefor even if there has been no final disposition of such action, suit or proceeding. Officer's [Director's] written request shall state the amount requested and shall be accompanied by copies of the invoices or other relevant documentation.

                           (d)  Undertaking to Repay Advances.  Officer
[Director] agrees that Officer [Director] will reimburse the Company for all advances paid by the Company to Officer


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[Director] under this Agreement in the event and only to the extent that it shall ultimately be determined that Officer [Director] was not entitled to be indemnified under this Agreement.

                           (e)  Assumption of Defense by the Company.  Except as
otherwise provided below, the Company, jointly with any other indemnifying party similarly notified, will be entitled to assume the defense of any action, suit or proceeding of which it has been notified by Officer [Director] pursuant to subsection (a) above, with counsel reasonably satisfactory to Officer [Director]. After notice from the Company to Officer [Director] of its election to assume the defense thereof, the Company will not be liable to Officer [Director] under this Agreement for any legal or other expenses subsequently incurred by Officer [Director]; provided, however, that Officer [Director] shall have the right to employ Officer's [Director's] own counsel in such action, suit or proceeding at the expense of the Company if, at any time after such notice from the Company, (i) the employment of counsel by Officer [Director] has been authorized by the Company, (ii) Officer [Director] shall have reasonably concluded that there may be a conflict of interest between the Company and Officer [Director] in the conduct of such defense, or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of Officer's [Director's] counsel shall be subject to reimbursement in accordance with the terms of this Agreement. The Company shall not be entitled to assume Officer's [Director's] defense of any action, suit or proceeding brought by the Company or as to which Officer [Director] shall have made the conclusion provided for in clause (ii) above.

                           (f)  Determination of Right to Entitlement.  (i)  In
the event that Officer [Director] incurs liability for any fines, judgments, liabilities, penalties or amounts paid in settlement, and indemnification is sought under this Agreement, the Company shall pay (or provide for payment if so required by the terms of any judgment or settlement) such amounts within 30 business days of Officer's [Director's] written request therefor unless a determination is made within such 30 business days that the claims giving rise to such request are excluded or indemnification is otherwise not due under this Agreement. Such determination, and any determination required by applicable law as to whether Officer [Director] has met the standard of conduct required to qualify and entitle Officer [Director], partially or fully, to indemnification under Section 2 of this Agreement, shall be made, at the Company's discretion,
(1) by the Board of Directors of the Company by a majority vote of the directors who were not parties to such action, suit or proceeding even though less than a quorum, or (2) if such a majority is not obtainable, or even if obtainable a majority of the disinterested directors so directs, by written opinion of independent legal counsel selected by the Company and reasonably satisfactory to Officer [Director], or (3) by the Company's stockholders; provided, however, that if a change of control has occurred such


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determination shall be made by written opinion of independent legal counsel selected by Officer [Director] or, if requested by Officer [Director], by the Company. The term "independent legal counsel" shall mean for this purpose an attorney or firm of attorneys experienced in matters of corporation law that is not now nor has within the previous three years been retained to represent Officer [Director], the Company or any other party to the proceeding giving rise to the claim for indemnification hereunder; provided that "independent legal counsel" shall not include any person who under applicable standards of professional conduct would have a conflict of interest in representing Officer [Director] or the Company in an action to determine Officer's [Director's] rights under this Agreement. The term "change of control" shall mean: (1) the consummation of any transaction after which any "person" or "group" (as such terms are used in Sections 3(a)(9), 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities, or possesses the power to vote or control the vote of securities, of the Company representing 30% or more of the combined voting power of either the Common Stock or all outstanding securities of the Company; or (2) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 66 2/3% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

                 (ii) Notwithstanding the foregoing, Officer [Director] may within 60 days after a determination adverse to Officer [Director] has been made as provided above, or if no determination has been made within 30 business days of Officer's [Director's] written request for payment, petition the Court of Chancery of the State of Delaware or any other court of competent jurisdiction, or may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association, which award shall be deemed final, unappealable and binding, to determine whether Officer [Director] is entitled to indemnification under this Agreement, and such court or arbitrator, as the case may be, shall thereupon have the exclusive authority to make such determination unless and until such court or arbitrator dismisses or otherwise terminates such action without having made a determination. The court or arbitrator, as the case may be, shall make an independent determination of entitlement irrespective of any prior determination made by the Board of Directors, independent legal counsel or stockholders. In any such action before the court or


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arbitrator, Officer [Director] shall be presumed to be entitled to indemnification and the Company shall have the burden of proving that indemnification is not required under this Agreement. All fees and expenses of any arbitrator pursuant to this provision shall be paid by the Company.

                     (g) Enforcement Expenses. In the event that Officer [Director] brings suit or takes any other action to enforce Officer's [Director's] rights or to collect monies due under this Agreement, and if Officer [Director] is successful therein, the Company shall reimburse (to the extent not previously advanced) Officer [Director] for all of Officer's [Director's] reasonable expenses, including attorneys' fees, in any such suit or action.

                  5. Continuation of Indemnification. The Company's obligations to indemnify Officer [Director] hereunder shall continue throughout the period Officer [Director] is an executive officer [a director] of the Company (or is serving at the Company's request in the capacities described in subsections 2(a) and 2(b) above) and thereafter so long as Officer [Director] shall be subject to any possible claim, action, suit or proceeding by reason of the fact that Officer [Director] was an executive officer [a director] of the Company (or was serving in such other capacities).

                  6. Successors and Assigns. This Agreement shall be binding upon the Company, its successors and assigns (including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law), and shall inure to the benefit of Officer [Director] and Officer's [Director's] heirs, personal representatives, executors and administrators and shall be binding upon Officer [Director] and Officer's [Director's] successors in interest under this Agreement.

                  7. Rights Not Exclusive. The rights provided hereunder shall not be deemed exclusive of any other rights to which Officer [Director] may be entitled under any provision of law, By-law, other agreement, vote of stockholders or of disinterested directors or otherwise, both as to action in Officer's [Director's] official capacity and as to action in any other capacity while occupying any of the positions referred to in Section 2 of this Agreement.

                  8. Subrogation. Upon payment of any amount under this Agreement, the Company shall be subrogated to the extent of such payment to all of Officer's [Director's] rights of recovery therefor and Officer [Director] shall take all reasonable actions requested by the Company to secure such rights, including, without limitation, execution of all documents necessary to enable the Company to enforce such rights.


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                  9.  Severability. In the event that any provision of this
Agreement shall be held to be invalid, illegal or unenforceable for any reason, such provision shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law, and, as so limited or modified, such provision and the balance of this Agreement shall be enforceable in accordance with their terms.

                  10. Integration. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

                  11. Modification. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

                  12. Notices. All notices given under this Agreement shall be in writing and delivered either (i) personally, (ii) by registered or certified mail (postage prepaid, return receipt requested), (iii) by recognized overnight courier service or (iv) by telecopy (if promptly followed by a copy delivered as provided in clauses (i), (ii) or (iii) above), as follows:

         If to Officer [Director]:_______________________________________

                                  _______________________________________

                                  _______________________________________


         If to the Company:   Ecogen Inc.
                              2005 Cabot Boulevard West
                              Langhorne, Pennsylvania  19047

Notices hereunder given as provided above shall be deemed to be duly given upon delivery if delivered personally, three business days after mailing if by registered or certified mail, one business day after mailing if by overnight courier service and upon confirmation of transmission if by telecopy.

                  13. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.


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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement on and as of the day and year first above written.



                                            ECOGEN INC.



                                            By:      ___________________________
                                            Name:    James P. Reilly, Jr.
                                            Title:   Chairman and Chief
                                                     Executive Officer



                                            By:      ___________________________
                                            Name:
                                            Title:



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